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                                                                     EXHIBIT 4.1

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                                 KNOLOGY, INC.,
                                     Issuer

                                       and

                            WILMINGTON TRUST COMPANY,
                                     Trustee

                          ----------------------------

                                    Indenture

                          Dated as of November 6, 2002

                          ----------------------------

                            12% Senior Notes due 2009

================================================================================

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                              CROSS-REFERENCE TABLE

  TIA Sections                                                Indenture Sections
  ------------                                                ------------------

(S) 310(a)(1)                                                     7.10
       (a)(2)                                                     7.10
       (b)7.08
(S) 313(c)                                                        7.06; 10.02
(S) 314(a)                                                        4.17; 10.02
       (a)(4)                                                     4.16; 10.02
       (c)(1)                                                    10.03
       (c)(2)                                                    10.03
       (e) 10.04
(S) 315(b)                                                        7.05; 10.02
(S) 316(a)(1)                                                     2.10
(S)    (a)(1)(A)                                                  6.05
       (a)(1)(B)                                                  6.04
       (a)(2)                                                     2.10
       (b)                                                        6.07
       (d)(2)                                                     2.10
(S) 317(a)(1)                                                     6.08
       (a)(2)                                                     6.09
(S) 318(a)                                                       10.01
       (c)                                                       10.01

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01    Definitions....................................................2
SECTION 1.02    Incorporation by Reference of Trust Indenture Act.............16
SECTION 1.03    Rules of Construction.........................................16

                                   ARTICLE TWO
                                    THE NOTES

SECTION 2.01    Form and Dating...............................................17
SECTION 2.02    Restrictive Legends...........................................18
SECTION 2.03    Execution, Authentication and Denominations...................18
SECTION 2.04    Registrar and Paying Agent....................................19
SECTION 2.05    Paying Agent to Hold Money in Trust...........................20
SECTION 2.06    Transfer and Exchange.........................................20
SECTION 2.07    Book-Entry Provisions for Global Notes........................21
SECTION 2.08    Special Transfer Provisions...................................22
SECTION 2.09    Replacement Notes.............................................22
SECTION 2.10    Outstanding Notes.............................................23
SECTION 2.11    Temporary Notes...............................................23
SECTION 2.12    Cancellation..................................................24
SECTION 2.13    CUSIP Numbers.................................................24
SECTION 2.14    Defaulted Interest............................................24

                                  ARTICLE THREE
                                   REDEMPTION

SECTION 3.01    Right of Redemption...........................................25
SECTION 3.02    Notices to Trustee............................................25
SECTION 3.03    Selection of Notes to Be Redeemed.............................25
SECTION 3.04    Notice of Redemption..........................................25
SECTION 3.05    Effect of Notice of Redemption................................26
SECTION 3.06    Deposit of Redemption Price...................................26
SECTION 3.07    Payment of Notes Called for Redemption........................27
SECTION 3.08    Notes Redeemed in Part........................................27

                                      - i -

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SECTION 3.09    Mandatory Redemption..........................................27

                                  ARTICLE FOUR
                                    COVENANTS

SECTION 4.01    Payment of Notes..............................................27
SECTION 4.02    Maintenance of Office or Agency...............................28
SECTION 4.03    Limitation on Indebtedness....................................29
SECTION 4.04    Limitation on Restricted Payments.............................31
SECTION 4.05    Limitation on Dividend and Other Payment Restrictions
                Affecting Subsidiaries........................................33
SECTION 4.06    Limitation on the Issuance and Sale of Capital Stock of
                Subsidiaries..................................................34
SECTION 4.07    Limitation on Issuances of Guarantees by Subsidiaries.........34
SECTION 4.08    Limitation on Transactions with Stockholders and Affiliates...35
SECTION 4.09    Limitation on Liens...........................................36
SECTION 4.10    Limitation on Asset Sales.....................................36
SECTION 4.11    Repurchase of Notes upon a Change of Control..................37
SECTION 4.12    Existence.....................................................37
SECTION 4.13    Payment of Taxes and Other Claims.............................38
SECTION 4.14    Maintenance of Properties and Insurance ......................38
SECTION 4.15    Notice of Defaults............................................38
SECTION 4.16    Compliance Certificates.......................................38
SECTION 4.17    Commission Reports and Reports to Holders.....................39
SECTION 4.18    Waiver of Stay, Extension or Usury Laws.......................39
SECTION 4.19    Limitation on Sale-Leaseback Transactions.....................39
SECTION 4.20    Limitation on Use of Revenues.................................40
SECTION 4.21    Excess Liquidity..............................................41
SECTION 4.22    Limitation on Capital Expenditures of Knology of Knoxville,
                Inc...........................................................41
SECTION 4.23    Limitation on Management Activities...........................42

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

SECTION 5.01    When Company May Merge, Etc...................................42
SECTION 5.02    Successor Substituted.........................................43

                                     - ii -

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                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

SECTION 6.01    Events of Default.............................................43
SECTION 6.02    Acceleration..................................................44
SECTION 6.03    Other Remedies................................................45
SECTION 6.04    Waiver of Past Defaults.......................................45
SECTION 6.05    Control by Majority...........................................45
SECTION 6.06    Limitation on Suits...........................................46
SECTION 6.07    Rights of Holders to Receive Payment..........................46
SECTION 6.08    Collection Suit by Trustee....................................47
SECTION 6.09    Trustee May File Proofs of Claim..............................47
SECTION 6.10    Priorities....................................................47
SECTION 6.11    Undertaking for Costs.........................................48
SECTION 6.12    Restoration of Rights and Remedies............................48
SECTION 6.13    Rights and Remedies Cumulative................................48
SECTION 6.14    Delay or Omission Not Waiver..................................48

                                  ARTICLE SEVEN
                                     TRUSTEE

SECTION 7.01    General.......................................................48
SECTION 7.02    Rights of Trustee.............................................49
SECTION 7.03    Rights of Trustee.............................................50
SECTION 7.04    Trustee's Disclaimer..........................................50
SECTION 7.05    Notice of Default.............................................50
SECTION 7.06    Reports by Trustee to Holders.................................50
SECTION 7.07    Compensation and Indemnity....................................50
SECTION 7.08    Replacement of Trustee........................................51
SECTION 7.09    Successor Trustee by Merger, Etc..............................52
SECTION 7.10    Eligibility...................................................52
SECTION 7.11    Money Held in Trust...........................................52
SECTION 7.12    Withholding Taxes.............................................52

                                  ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

SECTION 8.01    Termination of Company's Obligations..........................53

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SECTION 8.02    Defeasance and Discharge of Indenture.........................53
SECTION 8.03    Defeasance of Certain Obligations.............................56
SECTION 8.04    Application of Trust Money....................................57
SECTION 8.05    Repayment to Company..........................................58
SECTION 8.06    Reinstatement.................................................58
SECTION 8.07    Defeasance and Certain Other Events of Default................58

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01    Without Consent of Holders....................................58
SECTION 9.02    With Consent of Holders.......................................59
SECTION 9.03    Revocation and Effect of Consent..............................60
SECTION 9.04    Notation on or Exchange of Notes..............................60
SECTION 9.05    Trustee to Sign Amendments, Etc...............................61
SECTION 9.06    Conformity with Trust Indenture Act...........................61

                                   ARTICLE TEN
                                  MISCELLANEOUS

SECTION 10.01   Indenture Act of 1939.........................................61
SECTION 10.02   Notices.......................................................61
SECTION 10.03   Certificate and Opinion as to Conditions Precedent............62
SECTION 10.04   Statements Required in Certificate or Opinion.................63
SECTION 10.05   Rules by Trustee, Paying Agent or Registrar...................63
SECTION 10.06   Payment Date Other Than a Business Day........................63
SECTION 10.07   Governing Law.................................................63
SECTION 10.08   No Adverse Interpretation of Other Agreements.................63
SECTION 10.09   No Recourse Against Others....................................64
SECTION 10.10   Successors....................................................64
SECTION 10.11   Duplicate Originals...........................................64
SECTION 10.12   Separability..................................................64
SECTION 10.13   Table of Contents, Headings, Etc..............................64

                                 ARTICLE ELEVEN
                               MEETINGS OF HOLDERS

SECTION 11.01   Purposes for Which Meetings May Be Called.....................64

                                     - iv -

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SECTION 11.02   Manner of Calling Meetings....................................65
SECTION 11.03   Call of Meetings by the Company or Holders....................65
SECTION 11.04   Who May Attend and Vote at Meetings...........................66
SECTION 11.05   Quorum; Action................................................66
SECTION 11.06   Regulations May Be Made by Trustee; Conduct of the Meeting;
                Voting Rights; Adjournment....................................66
SECTION 11.07   Voting at the Meeting and Record to Be Kept...................67
SECTION 11.08   Exercise of Rights of Trustee or Holders May Not Be
                Hindered or Delayed by Call of Meeting........................68
SECTION 11.09   Procedures Not Exclusive......................................68

EXHIBIT A       Form of Note.................................................A-1

                                      - v -

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     INDENTURE, dated as of November 6, 2002, between KNOLOGY, INC., a Delaware corporation (the "Company"), and WILMINGTON TRUST COMPANY, a Delaware trust company (the "Trustee").

                                    RECITALS

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $193,491,000 aggregate principal amount of the Company's 12% Senior Notes due 2009 issued hereunder plus the aggregate principal amount of any PIK Notes (as defined below) issued pursuant to the terms hereof (collectively, the "Notes") plus $1,173,836 in aggregate principal amount of Notes issued to HLHZ Investments, LLC ("HLHZ") on behalf of Houlihan Lokey Howard & Zukin Capital in its capacity as financial advisor to the Informal Noteholders' Committee (as defined below). The Notes, together with an aggregate of approximately 10,684,742 shares of Series D non-cumulative, convertible preferred stock of the Company ("Series D Preferred Stock") and an aggregate of approximately 21,701,279 shares of Series E non-cumulative non-voting, convertible preferred stock of the Company ("Series E Preferred Stock" and, together with the Series D Preferred Stock, the "New Preferred Stock") will be offered in exchange for $444.1 million aggregate principal amount at maturity of Old Notes (as defined herein) previously issued by Knology Broadband, Inc. ("Broadband"). The Company has agreed to issue the Notes and the New Preferred Stock. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

     This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939 that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939.

     The Notes and the New Preferred Stock are being issued pursuant to (a) a Joint Plan of Reorganization (the "Joint Plan") jointly proposed by the Company and Broadband in Chapter 11 Case No. 02-11514 filed with the United States Bankruptcy Court for the Northern District of Georgia (the "Bankruptcy Court") and (b) Section 1145(a) of Title 11 of the United States Bankruptcy Code 11 U.S.C.(S)(S) 101 et seq. (as amended, the "Bankruptcy Code"). The Joint Plan has been confirmed by the Bankruptcy Court and the Notes and the Preferred Stock are exempt from registration under the Securities Act of 1933, as amended, and any state and local securities laws and are freely transferable pursuant to Section 1145(a) of the Bankruptcy Code.

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                      AND THIS INDENTURE FURTHER WITNESSETH

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, the Company and the Trustee, as follows.

                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01. Definitions.

     "Acquired Assets" means (i) the Capital Stock of any Person that becomes a Subsidiary after the Closing Date and (ii) the real or personal property of any Person that becomes a Subsidiary after the Closing Date.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or assumed in connection with an Asset Acquisition by a Subsidiary; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For-purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" means any Registrar, Co-Registrar, Paying Agent or authenticating agent.

     "Agent Members" has the meaning provided in Section 2.07(a).

     "Amended CoBank Facility" means that certain $40.0 million 10-year senior secured credit facility by and among Globe Telecommunications, Inc., Interstate Telephone Company and Valley Telephone Co., Inc., as borrowers, and CoBank, ACB, as lender, as the same may be amended, restated, supplemented or modified from time to time.

     "Amended and Restated Wachovia Facility" means that certain $22.75 million senior secured credit facility (under which the principal sum of $15,464,750 is outstanding and under which no further sums may be borrowed) by and among Broadband, as guarantor, the subsidiaries of Broadband, as borrowers, and Wachovia Bank, National Association, as lender, as the same may be amended, restated, supplemented or modified from time to time.

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     "Asset Acquisition" means (i) an investment by the Company or any of its
Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Company or any of its Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any, Person other than the Company or any of its Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Subsidiaries on the date of such acquisition.

     "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Subsidiaries to any Person other than the Company or any of its Subsidiaries of (i) all or any of the Capital Stock of any Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Subsidiaries or (iii) any other property and assets of the Company or any of its Subsidiaries outside the ordinary course of business of the Company or such Subsidiary and, in each case, that is not governed by Article Five; provided that "Asset Sale" shall not include (a) sales, transfers or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $100,000 in any transaction or series of related transactions, (c) sales, transfers or other dispositions of assets for consideration at least equal to the fair market value of the assets sold, transferred or otherwise disposed of to the extent the consideration received would constitute property or assets of the kind described in clause (ii) of
Section 4.10, or (d) sales, transfers or other dispositions of customer premises equipment.

     "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

     "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under this Indenture.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Broadband" means Knology Broadband, Inc., a Delaware corporation formerly known as Knology Holdings, Inc.

     "Burton Partnerships" means, collectively, The Burton Partnership, Limited Partnership and The Burton Partnership (QP), Limited Partnership.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Shares and Preferred Shares.

     "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

     "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) (other than one or more Existing Stockholders acting individually or in concert) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Company, on a fully diluted basis; (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Redeemable Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

     "Closing Date" means November 6, 2002.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

     "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Shares of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock.

     "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

     "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Subsidiaries which shall be as of a date not more than 90 days prior to the date of such computation, less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

     "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 1100 North Market Street, Wilmington, Delaware 19890-1615, Attention:
Corporate Trust Reorg Services.

     "Credit Facilities" means the Amended CoBank Facility and the Amended and Restated Wachovia Facility, and any revolving and/or term credit facility that amends, restates, modifies, renews, refunds, replaces, substitutes or refinances the Amended CoBank Credit Facility or the Amended and Restated Wachovia Credit Facility (or any replacement credit facility) in whole or in part from time to time.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Depository" means The Depository Trust Company, its nominees, and their respective successors.

     "Event of Default" has the meaning provided in Section 6.01.

     "Excess Proceeds" has the meaning provided in Section 4.10.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries existing on the Closing Date immediately following the issuance of the Notes.

     "Existing Stockholders" means Campbell B. Lanier III, SCANA, The Burton Partnership, Limited Partnership, The Burton Partnership (QP), Limited Partnership, ITC Telecom Ventures, Inc., J.H. Whitney IV, L.P., Blackstone CCC Capital Partners L.P., Blackstone CCC Offshore Capital Partners L.P., and Blackstone Family Limited Investment Partnership III, L.P. or any Subsidiary or Affiliate thereof or any lineal descendant, or spouses of, or trusts controlled by or under which the primary beneficiary thereunder is, any of the foregoing.

     "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that computations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

     "Global Notes" has the meaning provided in Section 2.01.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or, by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length-terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Holder" means the registered holder of any Note.

     "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Acquired Indebtedness; provided that the accrual of interest shall not be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and
(viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date (or, in the case of a revolving credit or other similar facility, the total amount of funds outstanding and/or available on the date of determination) of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

     "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

     "Informal Noteholders' Committee" means an informal committee of holders of Old Notes to which Houlihan Lokey Howard & Zukin Capital provided investment banking services in connection with the Restructuring.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Interest Payment Date" means each semiannual interest payment date on May 31 and November 30 of each year, commencing May 31, 2003.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or futures contract or other similar agreement or arrangement.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Subsidiaries, of (or in) any Person that has ceased to be a Subsidiary, including, without limitation, by reason of any transaction permitted by clause
(iii) of Section 4.06.

     "Joint Plan" has the meaning set forth in the "Recitals" hereto.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

     "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale (other than Indebtedness incurred under the Credit Facilities) that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale, and (iv) appropriate amounts to be provided by the Company or any Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and (b) with respect to any capital contribution or issuance or sale of Capital Stock, options, warrants or other rights to acquire Capital Stock or Indebtedness, the proceeds of such capital contribution or issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Non-Affiliated Holders" means each holder of Old Notes, other than SCANA Communications Holdings, Inc., the Burton Partnerships and Valley Telephone Co., Inc.

     "Notes" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include the Notes initially issued on the Closing Date, and any PIK Notes issued after the Closing Date under this Indenture. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

     "Offer to Purchase" means an offer by the Company to purchase Notes from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered shall be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered shall continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;
(v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase shall be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing their election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new
Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

     "Officer" means, with respect to the Company, (i) the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

     "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof or two officers listed in clause (i) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA
Section 314(e).

     "Old Notes" means the 11-7/8% Senior Discount Notes of Broadband issued pursuant to the Old Indenture.

     "Old Notes Indenture" means that certain Indenture dated October 22, 1997 between Broadband and U.S. Trust Company of New York.

     "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, that meets the requirements of
Section 10.04 hereof. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

     "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

     "Payment Date" has the meaning set forth in the definition of "Offer to Purchase" hereof.

     "Permitted Investment" means (i) Investments in Wholly Owned Subsidiaries that are Wholly Owned Subsidiaries of the Company as of the Closing Date; (ii) Investments in Subsidiaries that are created, formed or acquired after the Closing Date in an amount equal to the aggregate Net Cash Proceeds of the sale and issuance of Capital Stock of the Company (other than Redeemable Stock);
(iii) Investments in Wholly Owned

Subsidiaries that provide services in markets and locations in which the Company and its Subsidiaries are not doing business as of the Closing Date in an amount not to exceed $1.5 million in any fiscal year of the Company; provided, however, that the Company may utilize in any subsequent fiscal year any amounts not applied or used in any prior fiscal years; (iv) a Temporary Cash Investment; (v) commission, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (vi) stock, obligations or securities received in satisfaction of judgments; (vii) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and workers' compensation, performance and other similar deposits; (viii) loans or advances to employees of the Company or a Subsidiary made in the ordinary course of business that do not in the aggregate exceed $500,000 at any time outstanding; and (ix) Interest Rate Agreements and Currency Agreements to the extent permitted under clause (v) of
Section 4.03; and (x) Investments with the Net Cash Proceeds of Asset Sales not used to make payments with respect to Indebtedness of the Company or any Subsidiary in accordance with the terms of this Indenture or used to make an Offer to Purchase.

     "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory, and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property (including, without limitation, Acquired Assets) acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03(viii), to finance the cost (including, without limitation, the cost of design, development, construction, acquisition, installation, improvement, transportation or integration) of the real or personal property subject thereto and such Lien is created prior to, at the time of or within six months after the latest of the acquisition, the completion of construction or the commencement of full operation of such real or personal property; provided that in the case of Acquired Assets, the Lien secures the Indebtedness Incurred to purchase the Capital Stock of the Person to make such Person a Subsidiary, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any real or personal property other than such real or personal property and any improvements on such real or personal property and any proceeds thereof; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets acquired and any proceeds thereof; (xii) Liens in favor of the Company or any Subsidiary; (xiii) Liens arising from the. rendering of a final judgment or order against the Company or any Subsidiary that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, futures contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;
(xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Subsidiaries prior to the Closing Date; (xviii) Liens on or sales of receivables, including related intangible assets and proceeds thereof; and (xix) Liens made in the ordinary course of business on assets subject to rights-of-way, pole attachment, use of conduit, use of trenches or similar agreements securing the Company's or any Subsidiary's obligations under such agreements.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Physical Notes" has the meaning provided in Section 2.01.

     "PIK Note" means a Note issued by the Company during the PIK Period to a Holder as payment of interest in lieu of cash on the applicable Interest Payment Date during the PIK Period.

     "PIK Period" means the period from and including the Closing Date to and including May 31, 2004 (or the next Business Day occurring thereafter).

     "Preferred Shares" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether outstanding on the Closing Date; or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

     "principal" of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

     "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable in any material respect to the holders of such Capital Stock than the provisions contained in Section
4.10 and Section 4.11 are to the holders of the Notes and such Capital Stock specifically provides that such Person shall not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 4.10 and Section 4.11.

     "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price" means, when used with respect to any Note to be redeemed, the price, expressed as a percentage of the face principal amount of such Note, at which such Note is to be redeemed pursuant to this Indenture.

     "Registrar" has the meaning provided in Section 2.04.

     "Regular Record Date" for the interest payable on any Interest Payment Date means May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee in its Corporate Trust Department customarily performing functions similar to those performed by any of the above-designated officers and in each case having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Restricted Payments" has the meaning provided in Section 4.04.

     "Restructuring" means the financial restructuring of the Company and Broadband through a recapitalization plan.

     "SCANA" means SCANA Communications Holdings, Inc.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Register" has the meaning provided in Section 2.04.

     "Significant Subsidiary" means, at any date of determination, any Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

     "Specified Date" means any Redemption Date, any Payment Date for an Offer to Purchase or any date on which the Notes first become due and payable after an Event of Default.

     "Stated Maturity" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

     "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Services, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Services or Moody's Investors Service, Inc.

     "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

     "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

     "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

     SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security holder" means a Holder or a Noteholder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the indenture securities means the Company or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

     (i) a term has the meaning assigned to it;

     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (iii) "or" is not exclusive;

     (iv) words in the singular include the plural, and words in the plural include the singular;

     (v) provisions apply to successive events and transactions;

     (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

     (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                   ARTICLE TWO
                                    THE NOTES

     SECTION 2.01. Form and Dating. The Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication. The aggregate principal amount of the Notes shall be no greater than $194,664,836 plus the aggregate principal amount of all PIK Notes issued hereunder.

     The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Notes shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the Global Notes"), registered in the name of the nominee of the Depository, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

     Except as provided below, each PIK Note issued hereunder shall be in the form of a Global Note, registered in the name of the nominee of the Depository, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Notes issued pursuant to Section 2.07 in exchange for interests in the Global Notes shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Physical Notes"). HLHZ shall have its interest represented by a Physical Note in the principal amount of $1,173,836. HLHZ shall receive its PIK Notes in the form of additional Physical Notes.

     The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

     SECTION 2.02. Registration. The Notes are being issued pursuant to the Joint Plan and Section 1145(a) of the Bankruptcy Code. The Joint Plan has been confirmed by the Bankruptcy Court and, accordingly, the Notes are exempt from registration under the Securities Act of 1933, as amended, and any state and local securities laws and are freely transferable pursuant to Section 1145(a) of the Bankruptcy Code.

     Each Global Note shall bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

     SECTION 2.03. Execution Authentication and Denominations. The Notes shall be executed by two Officers of the Company. The signature of these Officers on the Notes may be by facsimile or manual signature in the name and on behalf of the Company.

     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company. The Trustee shall not be liable for the misconduct or negligence of any authenticating agent appointed with due care.

     The Notes shall be issuable only in registered form without coupons and, except for the initial Notes issued to HLHZ and any PIK Notes issued in accordance with the terms of this Indenture, only in denominations of $1,000 in principal amount and any integral multiple of $1,000 in excess thereof; provided, however, any PIK Notes shall be issued in amounts rounded up to the nearest whole dollar.

     SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York and, if the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "Security Register"). The Company may have one or more co-Registrars and one or more additional Paying Agents.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. Except for the purposes of Article Eight, the Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

     The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder.

     SECTION 2.05. Paying Agent to Hold Money in Trust. Not later than 11:00 a.m. (New York City time) on each due date of the principal, premium, if any, and interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it shall, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

     SECTION 2.06. Transfer and Exchange. The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.08 or 9.04).

     The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     SECTION 2.07. Book-Entry Provisions for Global Notes. (a) The Global Notes initially shall (i) be registered in the name of the Depository for such Global Notes or the nominee of such Depository, and (ii) be delivered to the Trustee as custodian for such Depository.

     Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note. Neither the Company nor the Trustee shall be liable for any delay by the Depository in identifying the beneficial owners of the Notes and the Company and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from the Depository for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of any Notes to be issued).

     (b) Transfers of a Global Note shall be limited to transfers of such Global
Note in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depository. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes, if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes, and a successor Depository is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository or (iii) in accordance with the rules and procedures of the Depository.

     In the event that Certificated Notes are issued with respect to the Global Notes, Holders in Luxembourg may contact the Transfer Agent in Luxembourg to arrange for receipt of their Physical Notes. Thereafter, such Holders will be able to effect transfers of their Physical Notes by delivery thereof to such Transfer Agent with instructions for the transfer of all or part thereof to the proposed transferee thereof. Based on such instructions, such Transfer Agent will issue one or more new Physical Notes in appropriate denominations and registered in the appropriate name(s), for delivery pursuant to such instructions. Such Transfer Agent will notify the Registrar to record appropriate entries to reflect such transfers in the Register. The final payment to be made on such Physical Notes will be made by the Paying Agent in Luxembourg only against delivery thereto of such Certificated Notes.

     (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     (d) In connection with any transfer of a portion of the beneficial interests in the Global Notes to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Notes in an amount equal to the principal amount of the beneficial interest in the Global Notes to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

     (e) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, as the case may be, an equal aggregate principal amount of Physical Notes, as the case may be, of authorized denominations.

     (f) Any Physical Note delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (d) of this Section 2.07 shall bear the legend regarding transfer restrictions applicable to the Physical Note set forth in
Section 2.02.

     (g) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     SECTION 2.08. (Intentionally Omitted)

     SECTION 2.09. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding;

provided that the requirements of the second paragraph of Section 2.10 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

     Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

     SECTION 2.10. Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section
2.10 as not outstanding. Further, for purposes of Sections 316(a)(1), 316(a)(2) and 316(d)(2) of TIA and Section 9.02 hereof, Notes held by Affiliates of the Company (other than Subsidiaries) shall not be disregarded for purposes of determining whether the required percentages of Holders have consented to any amendment or waiver of the terms of this Indenture or the taking of any action by the Trustee hereunder and the Trustee shall be protected from liability in relying upon any consent or direction from such Holders.

     If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

     If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

     SECTION 2.11. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

     SECTION 2.12. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall destroy them in accordance with its normal procedure. Except as expressly permitted by this Indenture, the Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

     SECTION 2.13. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP", "CINS" or "ISIN" numbers (if then generally in use), and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in "CUSIP", "CINS" or "ISIN" numbers for the Notes. Series A Notes shall have a different CUSIP, CINS or ISIN number, as the case may be, from Series B Notes.

     SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest - on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                                  ARTICLE THREE
                                   REDEMPTION

     SECTION 3.01. Right of Redemption. The Notes shall be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after the Closing Date and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address, as it appears in the Security Register. The Redemption Price for the Notes (expressed in percentages of principal amount), plus accrued and unpaid interest , if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date) shall equal: (i) 102%, if redeemed prior to November 6, 2003; (ii) 101%, if redeemed on or after November 6, 2003 but prior to November 6, 2004 and (iii) 100%, if redeemed on or after November 6, 2004.

     SECTION 3.02. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed.

     The Company shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

     SECTION 3.03. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes, or portions thereof, for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $1,000 in principal amount or less shall be redeemed in part.

     The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $1,000 or less in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Notes that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

     SECTION 3.04. Notice of Redemption. With respect to any redemption of Notes pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed.

     The notice shall identify the Notes to be redeemed and shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price;

          (iii) the name and address of the Paying Agent;

          (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

          (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

          (vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof shall be reissued; and

          (vii) that, if any Note contains a CUSIP, CINS or ISIN number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

     At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption pursuant to Section 3.01 in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

     SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

     Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

     SECTION 3.06. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in
Section 2.05) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

     SECTION 3.07. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

     SECTION 3.08. Notes Redeemed in Part. Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note.

     SECTION 3.09. Mandatory Redemption. The Company shall not be required to make any mandatory redemption or sinking fund payment with respect to the Notes.

                                  ARTICLE FOUR
                                    COVENANTS

     SECTION 4.01. Payment of Notes. The Company shall pay (whether in cash or through the issuance of a PIK Note as provided herein) the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. In accordance with Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent, if any, for the Notes.

     During the PIK Period, unless the Company notifies the Trustee prior to the Regular Record Date for the applicable Interest Payment Date that the Company elects to pay interest in cash, the Company shall pay interest through the issuance of a PIK Note in a principal amount equal to the amount of accrued but unpaid interest then due. If, during the PIK Period, the Company pays accrued interest through the issuance of a PIK Note, the amount of interest then due and owing on the applicable Interest Payment Date during the PIK Period and, therefore, the principal amount of the PIK Note to be issued, shall be calculated at the rate of 13% per annum. If, during the PIK Period, the Company elects to pay accrued but unpaid interest in cash, the amount of interest then due and owing on the applicable Interest Payment Date shall be calculated at the rate of 11% per annum. At all times after the PIK Period, the Company shall pay interest on the Notes in cash at the rate of 12% per annum until November 30, 2009. Each PIK Note shall bear interest at the same rate, and such interest shall be payable in cash or through the issuance of a PIK Note in the same manner, as a Note. Unless otherwise expressly set forth herein, each PIK Note issued hereunder shall be entitled to all of the benefits and protections of this Indenture. To the extent interest is paid through the issuance of a PIK Note, a PIK Note shall be issued to each Holder of record of Notes at the close of business on May 15 or November 15 immediately preceding the applicable Interest Payment Date in the same form for delivery in the same manner as the Note(s) held by such Holder in a principal amount equal to the accrued interest then due such Holder in accordance herewith. Each PIK Note shall be duly executed by the Company and authenticated by the Trustee in accordance with the procedures set forth for Notes in Article Two hereof.

     The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

     SECTION 4.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in accordance with Section 2.04.

     SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any of its Subsidiaries to, Incur any Indebtedness except as follows:

     (i) Existing Indebtedness;

     (ii) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $55.5 million pursuant to the Credit Facilities, less any amounts of such Indebtedness permanently repaid as provided under Sections 4.10, 4.20 and 4.21;

     (iii) Indebtedness owed (A) to the Company and evidenced by an unsubordinated promissory note or (B) to any Subsidiary; provided that any event which results in any such Subsidiary ceasing to be a Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (iii);

     (iv) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (i), (ii), (iii), (vi), or (vii) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded plus premiums, accrued interest, fees and expenses; and provided further that: (A) Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu in right of payment with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iv) if (x) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu in right of payment with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu in right of payment with, or subordinate in right of payment to, the remaining Notes, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes; and (B) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness incurred by any Subsidiary pursuant to this clause
(iv);

     (v) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (x) are designed solely to protect the Company or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (y) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder or (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Subsidiary in connection with such disposition;

     (vi) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase all Notes tendered in an Offer to Purchase made as a result of a Change of Control or (B) deposited to defease all outstanding Notes under Article Eight;

     (vii) (A) Guarantees of Indebtedness of the Company or any Subsidiary by any Subsidiary, provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.07 and (B) Guarantees by the Company of (x) the Amended CoBank Facility and any permitted refinancing thereof, (y) any refinancing of the Amended and Restated Wachovia Facility, and (z) other Indebtedness permitted to be Incurred by Subsidiaries after the Closing Date;

     (viii) Indebtedness in an aggregate principal amount outstanding at any time not to exceed $20.0 million (including any refinancings of such Indebtedness permitted under clause (iv) above) and Incurred by any Subsidiary to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) to acquire equipment, inventory or network assets (including acquisitions by way of Capitalized Lease), which Indebtedness shall be without recourse to any Person other than the Subsidiary incurring such Indebtedness; provided that no more than $10.0 million of the $20.0 million may be Indebtedness Incurred other than in connection with government financing Incurred by a Subsidiary of the Company
(A) whose only assets shall be those acquired in connection with the government financing, and (B) which government financing shall be without recourse to the Company and any Person other than such Subsidiary; and

     (ix) Notes issued to the financial advisor for the Informal Noteholders' Committee as partial satisfaction of its fee in an aggregate principal amount not to exceed $1.5 million.

     (b) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

     (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (i) Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (ii) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.09 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

     SECTION 4.04. Limitation on Restricted Payments. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than dividends or distributions payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire shares of such Capital Stock) held by Persons other than the Company or any of its Subsidiaries; (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (x) the Company (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (y) a Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person (other than the Company or a Wholly Owned Subsidiary); (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes; or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) the aggregate Net Cash Proceeds received by the Company after the Closing Date from a capital contribution or the issuance and sale permitted by this Indenture to a Person who is not a Subsidiary of the Company of (a) its Capital Stock (other than Redeemable Stock), (b) any options, warrants or other rights to acquire Capital Stock of the Company other than Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) and (c) Indebtedness of the Company that has been exchanged for or converted into Capital Stock of the Company (other than Redeemable Stock), plus (2) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in an amount not to exceed the amount of Investments previously made by the Company or any Subsidiary in such Person.

     The foregoing provisions shall not be violated by reason of:

     (i) the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration, such payment would comply with the foregoing paragraph;

     (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under Section 4.03(a)(iv);

     (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

     (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of shares of the Capital Stock (other than Redeemable Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

     (v) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets that complies with Article Five;

     (vi) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company and the making of other Restricted Payments to the extent necessary, in the reasonable good faith judgment of the Board of Directors, to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Company or any Subsidiary from any governmental agency that are necessary for the conduct of business of the Company or the applicable Subsidiary;

     (vii) the purchase, redemption, retirement or other acquisition for value of shares of Capital Stock of the Company, or options to purchase such shares, held by directors, employees, or former directors or employees of the Company or any Subsidiary (or their estates or beneficiaries under their estates) upon their death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such shares of Capital Stock or options were issued; provided that the aggregate consideration paid for such purchase, redemption, retirement or other acquisition for value of such shares of Capital Stock or options after the Closing Date does not exceed $1.0 million in any calendar year, or $2.0 million in the aggregate during the period any Notes are outstanding; and

     (viii) Investments acquired as a capital contribution to the Company or in exchange for Capital Stock (other than Redeemable Stock) of the Company; provided that, except in the case of clauses (i), (iii) and (iv), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of the actions or payments described above.

     Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof and an Investment referred to in clause (viii) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and, (iv) thereof, shall be included in calculating whether the conditions of clause (B) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness of the Company or its Subsidiaries, then the Net Cash Proceeds of such issuance shall be included in clause (B) of the first paragraph of this Section 4.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

     SECTION 4.05. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Subsidiary owned by the Company or any other Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Subsidiary, (iii) make loans or advances to the Company or any other Subsidiary or (iv) transfer any of its property or assets to the Company or any other Subsidiary (the items set forth in clauses (i) through (iv) referred to as "Subsidiary Transfers").

     The foregoing provisions shall not restrict any encumbrances or restrictions:

     (i) existing on the Closing Date in this Indenture or any other agreements in effect on the Closing Date (other than the Old Notes Indenture), and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

     (ii) existing under or by reason of applicable law;

     (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Subsidiary and existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

     (iv) in the case of clause (iv) of the first paragraph of this Section 4.05
(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Subsidiary in any manner material to the Company or any Subsidiary;

     (v) with respect to a Subsidiary and imposed pursuant to a bona fide agreement with an unaffiliated third party that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Subsidiary;

     (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default contained in such Indebtedness or agreement; (B) the encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable financings (as determined in good faith by the Board of Directors in its reasonable judgment); and (C) the Company determines (as evidenced by a resolution of the Board of Directors) that any such encumbrance or restriction is not reasonably expected to materially affect the Company' s ability to make principal or interest payments on the Notes.

     Nothing contained in this Section 4.05 shall prevent the Company or any Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.09 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Subsidiaries that secure Indebtedness of the Company or any of its Subsidiaries.

     SECTION 4.06. Limitation on the Issuance and Sale of Capital Stock of Subsidiaries. The Company shall not sell, and shall not permit any Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Subsidiary; (ii) issuances of director' s qualifying shares, or sales to foreign nationals of shares of Capital Stock of foreign Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Subsidiary would no longer constitute a Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04 if made on the date of such issuance or sale; or (iv) issuances or sales of Common Stock of a Subsidiary, provided that the Company or such Subsidiary applies the Net Cash Proceeds, if any, of any such sale in accordance with clause (A) or (B) of the first paragraph of Section 4.10.

     SECTION 4.07. Limitation on Issuances of Guarantees by Subsidiaries. The Company shall not permit any Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu in right of payment with, or subordinate in right of payment to, the Notes ("Guaranteed Indebtedness"), unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Subsidiary; and (ii) such Subsidiary waives, and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to (x) any Guarantee of any Subsidiary that existed at the time such Person became a Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or (y) any Guarantee of any Subsidiary of Indebtedness Incurred under the Credit Facilities permitted by this Indenture. If the Guaranteed Indebtedness is (A) pari passu in right of payment with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated in right of payment to, the Subsidiary Guarantee or (B) subordinated in right of payment to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the Notes.

     Notwithstanding the foregoing, any Subsidiary Guarantee may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Subsidiary' s Capital Stock in, or all or substantially all the assets of, such Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

     SECTION 4.08. Limitation on Transactions with Stockholders and Affiliates. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Subsidiary, except upon fair and reasonable terms no less favorable in any material respect to the Company or such Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

     The foregoing limitation does not limit, and shall not apply to: (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors and the independent director designated by the holders of Series D Preferred Stock of the Company, other than SCANA and the Burton Partnerships if such independent director is then serving on the Board of Directors or (B) for which the Company or a Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Subsidiary from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Subsidiaries or solely between Wholly Owned Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the

Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; or (v) any Restricted Payments not prohibited by Section 4.04. Notwithstanding the foregoing, any transaction covered by the first paragraph of this Section 4.08 and not covered by clauses
(ii) through (v) of this paragraph, the aggregate amount of which exceeds $5.0 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

     SECTION 4.09. Limitation on Liens. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Subsidiary, without making effective provision for all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.

     The foregoing limitation does not apply to: (i) Liens existing on the Closing Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Subsidiaries created in favor of the Holders; (iii) Liens with respect to the assets of a Subsidiary granted by such Subsidiary to the Company or a Wholly Owned Subsidiary to secure Indebtedness owing to the Company or such other Subsidiary; (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under Section 4.03(a)(iv); provided that such Liens do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) Liens securing Indebtedness permitted pursuant to this Indenture' s covenants and other permitted obligations under permitted Credit Facilities; or (vi) Permitted Liens.

     SECTION 4.10. Limitation on Asset Sales. The Company shall not, and shall not permit any Subsidiary to, complete any Asset Sale, unless (i) the consideration received by the Company or such Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed $1.0 million, then the Company shall or shall cause the relevant Subsidiary to: (i) within 12 months after the date Net Cash Proceeds so received (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay Indebtedness under Credit Facilities or any other Indebtedness of any Subsidiary thereof, or (B) invest an amount equal to such excess Net Cash Proceeds, or the amount of such Net Cash Proceeds not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in capital assets of a nature or type or that are used in a business (or in a Person having capital assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors in its reasonable judgment, whose determination shall be conclusive and evidenced by a Board Resolution); and (ii) apply

(no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 4.10. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

     If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 4.10 totals at least $1.0 million, the Company shall commence, not later than the fifteenth Business Day of such month, an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the aggregate principal amount of the Notes on the relevant Payment Date plus, in each case, accrued interest (if any) to the Payment Date and complete such Offer to Purchase in accordance with its terms.

     SECTION 4.11. Repurchase of Notes upon a Change of Control. The Company shall commence, within 30 days after the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% (or, if such Change of Control occurs on or after November 6, 2004, 100%) of the principal amount thereof on the relevant Payment Date, plus accrued and unpaid interest (if any) to the Payment Date.

     SECTION 4.12. Existence. Subject to Articles Four and Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

     SECTION 4.13. Payment of Taxes and Other Claims. The Company shall pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

     SECTION 4.14. Maintenance of Properties and Insurance. The Company shall cause all properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section
4.14 shall prevent the Company or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Subsidiary.

     The Company shall provide or cause to be provided, for itself and its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or any such Subsidiary, as the case may be, is then conducting business.

     SECTION 4.15. Notice of Defaults. In the event that the Company becomes aware of any Default or Event of Default, the Company, promptly after it becomes aware thereof, shall give written notice thereof to the Trustee.

     SECTION 4.16. Compliance Certificates. (a) The Company shall deliver to the Trustee, within 45 days after the end of each fiscal quarter (90 days after the end of the last fiscal quarter of each year), an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. In the case of the Officers' Certificate delivered within 90 days after the end of the Company' s fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and its Subsidiaries and the Company's and its Subsidiaries' performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.16(a), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If the officers of the Company signing such certificate do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.16(a) shall be for the first fiscal quarter beginning after the execution of this Indenture.

     (b) The Company shall deliver to the Trustee, within 90 days after the end of the Company' s fiscal year, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, (ii) that they

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have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.16 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

     SECTION 4.17. Commission Reports and Reports to Holders. At all times after the Closing Date, whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by
Section 13(a) or 15(d) under the Exchange Act if it were subject thereto (unless the Commission will not accept such a filing, in which case the Company shall provide such documents to the Trustee). The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information; provided, however, that copies of such reports may omit exhibits, which the Company shall deliver at its cost to any Holder upon request.

     SECTION 4.18. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.19. Limitation on Sale-Leaseback Transactions. The Company shall not, and shall not permit any Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

     The foregoing restriction does not apply to any sale-leaseback transaction if (i) the transaction is solely between the Company and any Wholly Owned Subsidiary or solely between Wholly-Owned Subsidiaries; or (ii) the Company or such Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause
(A) or (B) of the first paragraph of Section 4.10.

     SECTION 4.20. Limitation on Use of Revenues.

     The Company shall, and shall cause all of and its Subsidiaries to, apply, within 180 days after receipt thereof, all revenues generated from their respective operations only to (i) permanently repay Indebtedness of the Company or any Subsidiary under the Credit Facilities, and any such permanent reductions shall be effected in accordance with the documents and instruments evidencing the Credit Facilities, or (ii) fund operating expenses and reasonable capital expenditures of the Company and its Subsidiaries, or (iii) make Investments and Restricted Payments permitted under this Indenture.

     Any revenues not applied according to the previous paragraph shall constitute "Excess Revenues." If, as of the first day of any calendar month, the aggregate amount of Excess Revenues not theretofore subject to an Offer to Purchase pursuant to this Section 4.20 totals at least $2.0 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate, an Offer to Purchase from the Holders of the Notes on a pro rata basis an aggregate principal amount of Notes equal to the Excess Revenues on such date, at a purchase price equal to 100% of the principal amount of the Notes on the relevant Payment Date plus, in each case, accrued and unpaid interest (if any) to the Payment Date.

     SECTION 4.21. Excess Liquidity.

     If, as of the first day of any calendar month occurring after the New Notes Issue Date, the Company and its Subsidiaries collectively have cash or cash equivalents in excess of $50.0 million after the New Notes Issue Date (excluding proceeds from the issuance of Capital Stock other than Redeemable Stock), the Company and its Subsidiaries shall apply such excess cash or cash equivalents first, within five Business Days, to permanently repay Indebtedness of the Company or its Subsidiaries arising pursuant to the Credit Facilities, such permanent repayment to be in accordance with the documents and instruments evidencing such indebtedness, as applicable, and second, after all such Indebtedness has been paid in full and any commitments in respect thereof have been terminated, to make, within 15 Business Days, an Offer to Purchase from the Holders of the Notes on a pro rata basis an aggregate principal amount of Notes equal to such cash or cash equivalents in excess of $50.0 million at a purchase price equal to 100% of the principal amount of the Notes on the relevant Payment Date plus accrued and unpaid interest (if any) thereon to the Payment Date; provided, however, that the Company shall not be required to make such an Offer to Purchase until such time such excess cash or cash equivalents exceeds $1.0 million in excess of $50.0 million.

SECTION 4.22. Limitation on Capital Expenditures of the Company.

     The Company and its Subsidiaries shall not, in any calendar year, make capital expenditures for the operations of Knology of Knoxville, Inc. ("Knoxville") in excess of the amounts set forth in the column in Table A below, entitled "Maximum Knoxville Capital Expenditures," corresponding to such year (plus any amounts that the Company budgeted in prior years (pursuant to the "Budgeted Amounts" column set forth in Table A below) that have not been so expended); provided, however, that the Company and its Subsidiaries shall not, in any calendar year, make network construction build-out capital expenditures for the operations of Knoxville in excess of the amounts set forth in Table B below corresponding to such year (plus any amounts the Company budgeted in prior years (pursuant to the "Budgeted Amounts" column set forth in Table B below) that have not been so expended); provided, further, that Net Cash Proceeds from the sale of Capital Stock of the Company (other than Redeemable Stock) shall not be subject to the limitations contained in this Section 4.22.

                     Maximum Knoxville Capital Expenditures

                                     TABLE A

                                                            Maximum Knoxville
  Year                                 Budgeted Amounts   Capital Expenditures
------------------------------------   ----------------   --------------------
2002(a) ............................      $ 9,307,400          $ 9,307,400
2003 ...............................      $13,396,000          $15,405,400
2004 ...............................      $12,359,000          $14,212,850
2005 ...............................      $ 3,387,000          $ 5,080,500
2006 ...............................      $ 3,379,000          $ 5,068,500

2007 ...............................      $ 3,391,000          $ 5,086,500
2008 ...............................      $ 3,424,000          $ 5,136,000
2009 ...............................      $ 3,479,000          $ 5,218,500

                                     TABLE B

                                                            Maximum Build-Out
  Year                                 Budgeted Amounts   Capital Expenditures
------------------------------------   ----------------   --------------------
2002(a) ............................      $ 8,000,000          $ 8,000,000
2003 ...............................      $10,000,000          $11,000,000
2004 ...............................      $ 8,943,000          $ 9,837,300
2005 ...............................      $ 1,000,000          $ 1,000,000
2006 ...............................      $ 1,000,000          $ 1,000,000
2007 ...............................      $ 1,000,000          $ 1,000,000
2008 ...............................      $ 1,000,000          $ 1,000,000
2009 ...............................      $ 1,000,000          $ 1,000,000

(a) The Budgeted Amounts and Maximum Knoxville Capital Expenditures for 2002 represent amounts for the six month period ending December 31, 2002.

     SECTION 4.23. Limitation on Management Activities. The Company shall not permit any of its executive officers to serve as an executive officer or employee of any Person (other than the Company or any Subsidiary thereof) that engages in the same or competing line of business as is conducted by and its Subsidiaries in the locations it conducts business as of the Closing Date, including the provision of telephone, internet or cable television services.

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

     SECTION 5.01. When Company May Merge, Etc. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company (the "Surviving Person") shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof, and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the

Company immediately prior to such transaction; and (iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

     SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with
Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the Company shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Notes in the case of a lease of all or substantially all of its property and assets.

                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

     SECTION 6.01. Events of Default. An "Event of Default" shall occur with respect to the Notes if:

          (a) the Company defaults in the payment of the principal of (or premium, if any, on) any Note when the same becomes due and payable upon acceleration, redemption or otherwise;

          (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable, which default continues for a period of 30 days;

          (c) the Company defaults in the performance of or breaches Section
     5.01 or fails to make or consummate an Offer to Purchase in accordance with Sections 4.10, 4.11, 4.20 or 4.21;

          (d) the Company defaults in the performance of or breaches any covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above), which default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

          (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $5.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment when due and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $5.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) a court having jurisdiction in the premises enters a decree or order for (I) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (II) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (III) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (h) the Company or any Significant Subsidiary (I) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (II) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (III) effects any general assignment for the benefit of creditors.

     SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company, the principal amount of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal amount of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, and at the direction of the Holders of at least a majority in principal amount of the outstanding Notes shall, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal amount of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

     SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Company and to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction; provided, however, that the Trustee and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

     SECTION 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (i) the Holder gives the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders offer (and if requested provide) the Trustee security or indemnity satisfactory to the Trustee against any costs, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal amount of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

     For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with Section 2.10 of this Indenture in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder. The limitations set forth in this Section 6.06 shall not apply to the right of any Holder of a Note to receive payment of the principal amount of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

     SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder.

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     SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a), (b) or (c) of Section
6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          First: to the Trustee for all amounts due under Section 7.07;

          Second: to Holders for amounts then due and unpaid for the principal amount of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

          Third: to the Company or any other obligors of the Notes, as their interests may appear, or as a 'court of competent jurisdiction may direct.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

     SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE SEVEN
                                     TRUSTEE

     SECTION 7.01. General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

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     SECTION 7.02. Certain Rights of Trustee. Subject to TIA Sections 315(x)
through (d):

          (i) the Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document;

          (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to
     Section 10.03. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

          (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care;

          (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

          (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the written direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

          (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate; and

          (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

     SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

     SECTION 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) shall not be accountable for the Company' s use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its certificate of authentication.

     SECTION 7.05. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

     SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2003, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such May 15, if required by TIA Section 313(a).

     SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all losses, liabilities, obligations, damages, penalties, judgments, actions, suits, proceedings, reasonable costs and expenses (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) arising out of or in connection with the acceptance or administration of its duties under this indenture; provided, however, that the Company need not reimburse any expense or indemnify against any loss, obligation, damage, penalty, judgment, action, suit, proceeding, reasonable cost or expense (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) in which it is determined that the Trustee acted with negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is materially prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. Unless otherwise set forth herein, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, any, and interest on particular Notes.

     If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.01, the expenses and the compensation for the services shall be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

     SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee' s acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     If the Trustee is no longer eligible under Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company' s obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

     SECTION 7.10. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25.0 million as set forth in its most recent published annual report of condition.

     SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

     SECTION 7.12. Withholding Taxes. The Trustee, as agent for the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Notes any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders of the Notes, that it shall file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it shall deliver to each Holder of a Note appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.

                                  ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

     SECTION 8.01. Termination of Company's Obligations. Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

          (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

          (ii) (A) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

     With respect to the foregoing clause (i), the Company's obligations under
Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company' s obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.09,
2.14, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes are no longer outstanding. Thereafter, only the Company' s obligations in Sections 7.07, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company' s obligations under the Notes and this Indenture except for those surviving obligations specified above.

     SECTION 8.02. Defeasance and Discharge of Indenture. The Company shall be deemed to have paid and shall be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (A) of this Section 8.02, and the provisions of this Indenture shall no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the Company' s obligations under Section 4.02, (v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

          (A) with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Notes at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

          (B) such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound;

          (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

          (D) the Company shall have delivered to the Trustee (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company' s exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and (2) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and
     (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or
     (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee shall hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders shall be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

          (E) if the Notes are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Notes to be delisted; and

          (F) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

     Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (D)(2)(y) of this Section 8.02, none of the Company' s obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this Section 8.02, the Company' s obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.09,
2.14, 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 shall survive until the Notes are no longer outstanding. Thereafter, only the Company' s obligations in Sections 7.07, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (D)(1) of this
Section 8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company' s obligations under Section 4.01, then the Company' s obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this
Section 8.02.

     After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

     SECTION 8.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clauses (iii) and (iv) of Section 5.01 and Sections 4.03 through 4.17, Section 4.19 and clause (c) of
Section 6.01 with respect to clauses (iii) and (iv) of Section 5.01 and clause
(d) of Section 6.01 with respect to Sections 4.03 through 4.17, Section 4.19 and clauses (e) and (f) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes if:

          (i) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

          (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

          (iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

          (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Trustee, for the benefit of the Holders, has a valid first-priority security interest in the trust funds,
     (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee shall hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute) and (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

          (v) if the Notes are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Notes to be delisted; and

          (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

     SECTION 8.04. Application of Trust Money. Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

     SECTION 8.05. Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01,
8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

     SECTION 8.07. Defeasance and Certain Other Events of Default. If, in the event the Company exercises its options to omit compliance with certain covenants and provisions due and payable because of an Event of Default that remains applicable, and the amount of money and/or Government Securities on deposit with the Trustee is insufficient to pay amounts due on such Notes due to a declaration of acceleration under Section 6.02, the Company shall remain liable for such payments.

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.01. Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder, to:

          (1) cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, adversely affect the interests of the Holders in any material respect;

          (2) comply with Article Five;

          (3) comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

          (4) evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

          (5) make any change that, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

     SECTION 9.02. With Consent of Holders. Subject to Sections 6.04 and 6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture and the Notes.

     Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to
Section 6.04, may not:

          (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

          (ii) reduce the principal of, or premium, if any, or interest on, any Note;

          (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

          (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

          (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;

          (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes; or

          (vii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company shall mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the time the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through
(vii) of the second" paragraph of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (vii) of the second paragraph of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

     SECTION 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. At the Company's expense, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that it shall be valid and binding upon the Company. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                   ARTICLE TEN
                                  MISCELLANEOUS

     SECTION 10.01. Trust Indenture Act of 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     SECTION 10.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person, mailed by first-class mail or sent by telecopier transmission addressed as follows:

     if to the Company:

          KNOLOGY, Inc.
          312 West 8th Street
          West Point, GA 31833
          Telecopier No.: (706) 645-3903
          Attention:  Chief Financial Officer

     if to the Trustee:

          Wilmington Trust Company
          1100 North Market Street
          Wilmington, DE 19890-1615
          Telecopier No.: (302) 636-4145
          Attention:  Corporate Trust Reorg Services

          Or

          DC-1615 Reorg Services
          PO Box 8861
          Wilmington, DE 19899-8861
          Telecopier No.: (302) 636-4145
          Attention: Corporate Trust Reorg Services

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication to Holders shall be: (i) mailed to each Holder at its address as it appears on the Security Register by first-class mail, not later than the latest date, and not earlier than the earliest date, prescribed for giving such notice, and (ii) for as long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg in a newspaper having general circulation, once in each of three successive calendar weeks, the first publication to be not later than the latest date, and not earlier than the earliest date, prescribed for giving such notice. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

     Failure to transmit a notice or communication to a Holder as provided in clause (i) of the preceding paragraph of any defect in any such notice shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in clause (i) of the preceding paragraph, it is duly given, whether or not the addressee receives it.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     SECTION 10.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

     SECTION 10.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

          (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 10.05. Rules by Trustee, Paying Agent or Registrar. The Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION 10.06. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of maturity of any Note shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date; Payment Date or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

     SECTION 10.07. Governing Law. The laws of the State of New York shall govern this Indenture and the Notes. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

     SECTION 10.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 10.09. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

     SECTION 10.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 10.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 10.12. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 10.13. Table of Contents. Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                 ARTICLE ELEVEN
                               MEETINGS OF HOLDERS

     SECTION 11.01. Purposes for Which Meetings May Be Called.

     A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article Eleven for any of the following purposes:

          (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Six;

          (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article Seven;

          (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.02; or

          (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture, or authorized or permitted by law.

     SECTION 11.02. Manner of Calling Meetings.

     The Trustee may at any time call a meeting of Holders to take any action specified in Section 11.01, to be held at such time and at such place in The City of New York, New York or elsewhere as the Trustee will determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, will be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they will appear on the registration books of the Registrar not less than 10 nor more than 60 days prior to the date fixed for a meeting.

     Any meeting of Holders will be valid without notice if the Holders of all outstanding Notes are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all outstanding Notes, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

     SECTION 11.03. Call of Meetings by the Company or Holders.

     In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the outstanding Notes will have requested the Trustee to call a meeting of Holders to take any action specified in Section 11.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee will not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 11.02, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in The City of New York, State of New York and, in the event the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

     SECTION 11.04. Who May Attend and Vote at Meetings.

     To be entitled to vote at any meeting of Holders, a Person will (i) be a registered Holder of one or more Names or (ii) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Notes. The only Persons who will be entitled to be present or to speak at any meeting of Holders will be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     SECTION 11.05. Quorum; Action.

     The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in
Section 11.02, except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the outstanding Notes which shall constitute a quorum.

     Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in principal amount of the outstanding Notes at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

     At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any action or matter, except as otherwise specified herein, shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of outstanding Notes represented and voting at such meeting.

     Any action or matter passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section 11.05 shall be binding on all the Holders of Notes, whether or not present or represented at the meeting.

     SECTION 11.06. Regulations May Be Made by Trustee, Conduct of the Meeting Voting Rights, Adjournment.

     Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it will think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Notes entitled to vote at such meeting, in which case those and only those Persons who are Holders of Notes at the record date and time so fixed, or their proxies, will be entitled to vote at such meeting whether or not they will be such Holders at the time of the meeting.

     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting will have been called by the Company or by Holders as provided in Section 11.03, in which case the Company or the Holders calling the meeting, as the case may be, will in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

     At any meeting each Holder or proxy shall, subject to the provisions of
Section 11.04 hereof, be entitled to one vote for each $1,000 principal amount of Notes held or represented by such Holder; provided, however, that no vote will be cast or counted at any meeting in respect of any Notes challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman may adjourn any such meeting if he is unable to determine whether any Holder or proxy will be entitled to vote at such meeting. The chairman of the meeting will have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 11.02 or Section 11.03 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

     SECTION 11.07. Voting at the Meeting and Record to Be Kept.

     The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which will be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amount of the Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 11.02. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates will be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     SECTION 11.08. Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting.

     Nothing contained in this Article Eleven shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

     SECTION 11.09. Procedures Not Exclusive.

     The procedures set-forth in this Article Eleven are not exclusive and the rights and obligations of the Company, the Trustee and the Holders under other Articles of this Indenture (including, without limitation, Articles Six, Seven, Eight and Nine) shall in no way be limited by the provisions of this Article Eleven.

                            [Signatures on Next Page]

          [Signature Page to Knology, Inc. 12% Senior Notes Indenture]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                        KNOLOGY, INC.


                                        By:    Robert K. Mills
                                               ---------------------------------
                                        Name:  Robert K. Mills
                                        Title: Chief Financial Officer


                                        WILMINGTON TRUST COMPANY, as Trustee


                                        By:    /s/ Joseph B. Feil
                                               ---------------------------------
                                        Name:  Joseph B. Feil
                                        Title: Senior Financial Services Officer

                                                                       EXHIBIT A

                                 [FACE OF NOTE]

THIS NOTE HAS BEEN ISSUED PURSUANT TO (A) A JOINT PLAN OF REORGANIZATION (THE "JOINT PLAN") JOINTLY PROPOSED BY KNOLOGY, INC. AND KNOLOGY BROADBAND, INC. IN CHAPTER 11 CASE NO. 02-11514 FILED WITH THE UNITED STATES BANKRUPTCY COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND (B) SECTION 1145(a) OF TITLE 11 OF THE UNITED STATES CODE, 11 U.S.C. (S)(S) 101 et. seq. (AS AMENDED, THE "BANKRUPTCY CODE"). THE JOINT PLAN HAS BEEN CONFIRMED BY THE BANKRUPTCY COURT AND THIS NOTE AND ANY INTEREST THEREIN IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY STATE AND LOCAL SECURITIES LAWS AND IS FREELY TRANSFERABLE PURSUANT TO SECTION 1145(a) OF THE BANKRUPTCY CODE.

[If a Global Note, then the following legend shall be included.]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

----------
Note: The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.

                                  KNOLOGY, INC.

                            12% Senior Note due 2009

                                              [CUSIP] [CINS] [_________________]

No.  [R - _____]                              Issue Date:            , 2002
                                                          -----------
                                                             $
                                                              ------------------

[If a PIK Note, this Note shall have the same terms and conditions as the Notes and shall be entitled to all of the benefits of the Indenture as if this PIK Note was a Note.]

     KNOLOGY, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received,
promises to pay to                   , or its registered assigns, the principal
                   -----------------
sum of                                                 ($________________) on
      ------------------------------------------------
November 30, 2009.

     Interest Payment Dates: May 31 and November 30, commencing May 31, 2003.

     Regular Record Dates: May 15 and November 15

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:                               KNOLOGY, INC.

                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------


                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                    (Trustee's Certificate of Authentication)

This is one of the 12% Senior Notes due 2009 described in the within-mentioned Indenture.

                                    WILMINGTON TRUST COMPANY,
                                    as Trustee

                                    By:
                                        ----------------------------------------
                                        Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                                  KNOLOGY, INC.

                            12% Senior Note due 2009

1.   Principal and Interest.

     The Company shall pay the principal of this Note on November 30, 2009.

     The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, and at the rate per annum as set forth below.

     Interest shall be payable semi-annually (to the holders of record of the Notes at the close of business on May 15 or November 15 immediately preceding the Interest Payment Date) on each Interest Payment Date commencing May 31, 2003.

     During the PIK Period, unless the Company notifies the Trustee prior to the record date for the applicable Interest Payment Date that the Company elects to pay interest in cash, the Company shall automatically pay interest through the issuance of a PIK Note in a principal amount equal to the amount of accrued but unpaid interest then due. If, during the PIK Period, the Company pays accrued interest through the issuance of a PIK Note, the amount of interest then due and owing on the applicable Interest Payment Date during the PIK Period and, therefore, the principal amount of the PIK Note to be issued, shall be calculated at the rate of 13% per annum. If, during the PIK Period, the Company elects to pay accrued but unpaid interest in cash, the amount of interest then due and owing on the applicable Interest Payment Date shall be calculated at the rate of 11% per annum. At all times after the PIK Period, the Company shall pay interest on the Notes in cash at the rate of 12% per annum until November 30, 2009. Each PIK Note shall bear interest at the same rate, and such interest shall be payable in cash or through the issuance of a PIK Note in the same manner as a Note. Each PIK Note issued hereunder shall be entitled to all of the benefits and protections of this Indenture and, unless otherwise expressly set forth herein, each reference to a Note hereunder shall be deemed to be a reference to each PIK Note issued hereunder. To the extent interest is paid through the issuance of a PIK Note, a PIK Note shall be issued to each Holder of record of Notes at the close of business on May 15 or November 15 immediately preceding the applicable Interest Payment Date in the same form for delivery in the same manner as the Note(s) held by such Holder in a principal amount equal to the accrued interest then due such Holder in accordance herewith. Each PIK Note shall be duly executed by the Company and authenticated by the Trustee in accordance with the procedures set forth for Notes in Article Two of the Indenture.

     From and after the Closing Date, interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.

2.   Method of Payment.

     The Company shall pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each May 31 and November 30 commencing on May 31, 2003, to the persons who are Holders (as reflected in the Security Register at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Company shall make payment to the Holder that surrenders this Note to a Paying Agent on or after November 30, 2009.

     The Company shall pay principal, premium, if any, and as provided above, interest either through the issuance of a PIK Note or in money of the United States that at the time of payment is legal tender for payment of public and private debts. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.   Paying Agent and Registrar.

     Initially, the Trustee shall act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.   Indenture, Limitations.

     The Company issued the Notes under an Indenture dated as of November 6, 2002 (the "Indenture"), between the Company and Wilmington Trust Company, trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

     The Notes are general obligations of the Company.

5.   Optional Redemption.

     The Notes shall be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after November 6, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address, as it appears in the Security Register. The Redemption Price for the Notes, expressed in percentages of principal amount, plus accrued and unpaid interest (if any) to the Redemption Date shall equal: (i) 102%, if redeemed prior to November 6, 2003; (ii) 101%, if redeemed after November 6, 2003 but prior to November 6, 2004 and (iii) 100%, if redeemed on or after November 6, 2004. Notes in original denominations larger than $1,000 in principal amount may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.   Repurchase upon Change of Control.

     Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% (or, if such Change of Control occurs after November 6, 2004, 100%) of the principal amount thereof plus accrued and unpaid interest (if any) to the date of purchase (the "Payment Date").

     A notice of such Change of Control shall be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Security Register. Notes in original denominations larger than $1,000 in principal amount may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the purchase price.

7.   Denominations, Transfer: Exchange.

     The Notes are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof (except for initial Notes issued to HLHZ and any PIK Notes). A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.

8.   Persons Deemed Owners.

     A Holder shall be treated as the owner of a Note for all purposes.

9.   Unclaimed Money.

     If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its request. After that, Holders entitled to the money must look to the

Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.

     If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company shall be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company shall be discharged from certain covenants set forth in the Indenture.

11.  Amendment: Supplement: Waiver.

     Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

12.  Restrictive Covenants.

     The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, engage in transactions with Affiliates or merge, consolidate or transfer substantially all of its assets. Within 45 days after the end of each fiscal quarter (90 days after the end of the last fiscal quarter of each year), the Company must report to the Trustee on compliance with such limitations.

13.  Successor Persons.

     When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person shall be released from those obligations.

14.  Defaults and Remedies.

     The following events constitute "Events of Default" under the Indenture:
(a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, which default continues for a period of 30 days; (c) default in the performance of or breach of Section 5.01 of the Indenture or the failure to make or consummate an Offer to Purchase in accordance with Sections 4.10, 4.11, 4.20 or 4.21 of the Indenture; (d) default in the performance of or breach of any covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above), which default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $5.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment when due and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $5.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (I) relief in respect of the company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (II) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (III) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (h) the Company or any Significant Subsidiary (I) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (II) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (III) effects any general assignment for the benefit of creditors.

     If an Event of Default (as defined in the Indenture), other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company) occurs and is continuing, the Trustee may, and at the direction. of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company specified in clause (g) or (h) above occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.  Trustee Dealings with Company.

     The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

16.  No Recourse Against Others.

     No incorporator or any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17.  Authentication.

     This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

18.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

     The Company shall furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to KNOLOGY, Inc., 312 West 8th Street, West Point, GA 31833; Attention: Chief Financial Officer.

                            [FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


--------------------------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee


--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and
appointing                                                         attorney to
           -------------------------------------------------------
transfer said Note on the books of the Company with full power of substitution in the premises.

 Date:
       ---------------------------   -------------------------------------------
                                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Note purchased by the Company pursuant to Section
4.10 or 4.11 of the Indenture, check the Box:[ ]

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, state the principal amount:

$
 --------------------------------

Date:
     ----------------------------

Your Signature:
                ----------------------------------------------------------------
                               (Sign exactly as your name appears
                                 on the other side of this Note)

Signature Guarantee:
                     -----------------------------------------------------------